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                                                                  Exhibit (d)(4)

                              ARMADA ADVANTAGE FUND
                SECOND AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

         This SECOND AMENDMENT TO INVESTMENT ADVISORY AGREEMENT (the "Second Amendment") dated as of June 9, 2001, by and between THE ARMADA ADVANTAGE FUND, a Massachusetts business trust, located in Oaks, Pennsylvania (the "Trust") and NATIONAL CITY INVESTMENT MANAGEMENT COMPANY, located in Cleveland, Ohio (the "Investment Advisor").

         The parties hereby agree that in the Investment Advisory Agreement dated August 18, 1993, with respect to the Trust's International Discovery Fund (the "Investment Advisory Agreement"):

         1. NAMES OF THE PARTIES. All references to the Parkstone Advantage Fund in the Investment Advisory Agreement shall be deemed to refer to the Armada Advantage Fund.

         2. NAME OF THE PORTFOLIO. All references to the International Discovery Fund in the Investment Advisory Agreement shall be deemed to refer to the International Equity Fund.

         3. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have their respective defined meanings ascribed to them in the Investment Advisory Agreement.

         4. MISCELLANEOUS. Except to the extent expressly amended by the First Amendment to Investment Advisory Agreement dated as of October 1, 1999 (the "First Amendment") and this Second Amendment, the Investment Advisory Agreement shall remain unchanged and in full force and effect. References therein to "this Agreement," "hereby," "herein," and the like shall be deemed to refer to the Investment Advisory Agreement, as amended by the First Amendment and this Second Amendment. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                NATIONAL CITY INVESTMENT
THE ARMADA ADVANTAGE FUND                       MANAGEMENT COMPANY


By:  /s/ Herbert R. Martens, Jr.                By:  /s/ Donald L. Ross
     -----------------------------                   ------------------
       Herbert R. Martens, Jr.                       Donald L. Ross
       President                                     President